As filed with the Securities and Exchange Commission on April 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alamar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4899036
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

47071 Bayside Parkway Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Alamar Biosciences, Inc. 2018 Stock Plan

Alamar Biosciences, Inc. 2026 Equity Incentive Plan

Alamar Biosciences, Inc. 2026 Employee Stock Purchase Plan

(Full titles of the plans)

Yuling Luo, Ph.D.

Founder, Chairman and Chief Executive Officer

Alamar Biosciences, Inc.

47071 Bayside Parkway

Fremont, California 94538

(510) 626-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristin VanderPas

Charles S. Kim

Dave Peinsipp

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company, “and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Alamar Biosciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)

The Registrant’s prospectus filed on April 17, 2026 pursuant to Rule 424(b) of the Securities Act relating to the RegistrationStatement on Form S-1, as amended (File No. 333-294697), filed with the Commission on April 16, 2026, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Report on Form 8-K (File No. 001-43235) filed with the Commission on April 20, 2026; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 15, 2026 (File No. 001-43235) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns an aggregate of 1,534 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit it to indemnify its other officers, employees, and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into, and intends to continue to enter into, separate indemnification agreements with its directors and executive officers, whereby it has agreed or will agree to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-43235), filed with the Commission on April 20, 2026).

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

4.3	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

4.4	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated February 21, 2024 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-294697), filed with the Commission on March 27, 2026).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Alamar Biosciences, Inc. 2018 Stock Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-294697), filed with the Commission on March 27, 2026).

99.2	Forms of Stock Option Grant Notice under Alamar Biosciences, Inc. 2018 Stock Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-294697), filed with the Commission on March 27, 2026).

99.3	Alamar Biosciences, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

99.4	Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Alamar Biosciences, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

99.5	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Alamar Biosciences, Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

99.6	Alamar Biosciences, Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-294697), filed with the Commission on April 13, 2026).

107*	Filing Fee Table.

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on April 20, 2026.

ALAMAR BIOSCIENCES, INC.

By:	/s/ Yuling Luo, Ph.D.
Yuling Luo, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuling Luo, Ph.D. and Justin McAnear and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuling Luo, Ph.D. Yuling Luo, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2026

/s/ Justin McAnear Justin McAnear	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2026

/s/ Rebecca Chambers Rebecca Chambers	Director	April 20, 2026

/s/ Shiping Chen, Ph.D. Shiping Chen, Ph.D.	Director	April 20, 2026

/s/ Nicholas Naclerio, Ph.D. Nicholas Naclerio, Ph.D.	Director	April 20, 2026

/s/ Ian Ratcliffe Ian Ratcliffe	Director	April 20, 2026

/s/ Frank R. Witney Frank R. Witney	Director	April 20, 2026